UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 28, 2009

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On October 28, 2009, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), issued a news release announcing that it has priced a public offering of 5,750,000 shares of its common stock at $19.25 per share, which will result in approximately $105 million of net proceeds to the Company after deducting underwriting discounts and commissions and estimated expenses of the offering. The underwriters have a 30-day option to purchase up to an additional 862,500 shares of common stock from the Company. The offering is expected to close, subject to customary conditions, on November 3, 2009. A copy of the Company’s news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

All of the information furnished in Item 7.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	News release of Dollar Thrifty Automotive Group, Inc. dated October 28, 2009: Dollar Thrifty Automotive Group Prices Common Stock Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. (Registrant)

October 29, 2009	By:	/s/ H. CLIFFORD BUSTER III

H. Clifford Buster III

Senior Executive Vice President, Chief Financial Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News release of Dollar Thrifty Automotive Group, Inc. dated October 28, 2009: Dollar Thrifty Automotive Group Prices Common Stock Offering

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